Exhibit 99.1
RCN Reports Fourth Quarter 2009 Results
Q4 Revenue +1% Y-o-Y to $190 Million; 2009 Revenue +3% Y-o-Y to $764 Million
Q4 EBITDA +3% Y-o-Y to $55 Million; 2009 EBITDA +13% to $219 Million
$7 Million Free Cash Flow in Q4; $36 Million Free Cash Flow in 2009
HERNDON, Va., March 9, 2010 — RCN Corporation (NASDAQ: RCNI) today announced fourth quarter 2009 results.
RCN Corporation is a leading provider of all-digital and high-definition video, high-speed internet, and premium voice services to residential and small-medium business customers, in Philadelphia, Lehigh Valley, PA, New York, Boston, Chicago and Washington D.C., as well as high-capacity transport services to carrier and large enterprise customers.
“We had a solid year in 2009 despite a challenging economic and competitive environment, which is a tribute to RCN’s quality network and highly skilled employees,” stated Peter D. Aquino, President and Chief Executive Officer. “For the year, we grew revenue, EBITDA, and EBITDA margin in both segments, delivered $36 million in consolidated Free Cash Flow, and completed several major initiatives, including Project Analog CrushSM in all markets. We have many exciting projects underway for 2010, including the RCN/TiVo HD DVR launch, continued DOCSIS 3.0 deployment, and IP telephony rollout in the Resi/SMB segment, as well as the Open Cape project and “Xtreme” low latency financial services network deployment in the RCN Metro segment.”
Fourth Quarter Review
Following are highlights of fourth quarter 2009 results for consolidated RCN and for the company’s two reporting segments: Residential/Small-Medium Business, comprised of the RCN and RCN Business Services business units; and RCN Metro Optical Networks.
Consolidated Results
•	Revenue. Total revenue of $190 million increased 1% from $188 million in the fourth quarter of 2008 and decreased 1% from $192 million in the third quarter of 2009.

•
EBITDA. EBITDA of $55 million increased 3% from $53 million in the fourth quarter of 2008 and decreased 3% from $56 million in the third quarter of 2009. EBITDA margin of 29% expanded by over 40 basis points from the fourth quarter of 2008 and decreased by 70 basis points from the third quarter of 2009. EBITDA is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•	Capital Expenditures. Capital expenditures were $41 million compared to $33 million in the fourth quarter of 2008 and $34 million in the third quarter of 2009.

•
Free Cash Flow. Free cash flow was $7 million compared to $7 million in the fourth quarter of 2008 and $11 million in the third quarter of 2009. Free cash flow is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•
Share Repurchases. RCN repurchased approximately 182,000 shares of common stock during the fourth quarter at an average price of $8.87, or an aggregate value of $1.6 million. To date, RCN has repurchased over 2.6 million shares under its $25 million repurchase authorization, for an aggregate value of nearly $19 million, leaving approximately $6 million remaining under the program.

Residential/Small-Medium Business Segment
•
Revenue. Residential/Small-Medium Business revenue of $141 million decreased 1% from $143 million in the fourth quarter of 2008 and decreased 2% from $144 million in the third quarter of 2009. Year-over-year revenue comparisons reflect the addition of 1,000 customers and a decrease in average revenue per customer (“ARPC”) to $108.

•
EBITDA. Residential/Small-Medium Business EBITDA of $38 million decreased 5% from $40 million in the fourth quarter of 2008 and 6% from $40 million in the third quarter of 2009. EBITDA margin of 27% decreased by approximately 100 basis points from both the fourth quarter of 2008 and the third quarter of 2009.

•	Capital Expenditures. Residential/Small-Medium Business capital expenditures were $33 million, up from $25 million in both the fourth quarter of 2008 and the third quarter of 2009.

•
Customers, RGUs and Digital Penetration. Residential/Small-Medium Business customers of approximately 429,000 increased 1,000 compared to the fourth quarter of 2008 and decreased 1,000 compared to the third quarter of 2009. Total revenue generating units of approximately 899,000 decreased by 12,000 compared to the fourth quarter of 2008 and decreased by 4,000 compared to the third quarter of 2009, as continued growth in data RGUs was offset by a reduction in voice RGUs, consistent with trends for highly-penetrated landline voice providers, and a slight decrease in video RGUs versus prior periods. Fourth quarter 2009 bundle rate remained stable at 67%, and digital video penetration rate achieved the 100% mark with the company-wide completion of Project Analog Crush.

RCN Metro Optical Networks Segment
•
Revenue. RCN Metro revenue of $49 million increased 9% from $45 million in the fourth quarter of 2008, and 2% from $48 million in the third quarter of 2009, driven primarily by continued strength in transport services as well as growth in IP services.

•
EBITDA. RCN Metro EBITDA of $17 million increased 27% from $13 million in the fourth quarter of 2008 and 3% from $17 million in the third quarter of 2009. EBITDA margin of 35% grew by nearly 500 basis points from the fourth quarter of 2008 and nearly 25 basis points from the third quarter of 2009.

•	Capital Expenditures. RCN Metro capital expenditures were $9 million compared to $7 million in the fourth quarter of 2008 and $9 million in the third quarter of 2009.
Full Year 2009 Review
Total revenue for the full year 2009 grew 3% to $764 million from $739 million in 2008. Residential/Small Business segment revenue grew 1% and RCN Metro segment revenue grew 11%.
2009 EBITDA of $219 million grew 13% from $194 million in 2008; 2009 EBITDA margin increased by over 200 basis points to 29%. Residential/Small Business segment EBITDA grew 7%, with EBITDA margin expanding nearly 150 basis points to 27%. RCN Metro segment EBITDA grew 30%, with EBITDA margin expanding nearly 500 basis points to 33%.
Capital expenditures for 2009 were $127 million compared to $126 million in 2008. Residential/Small Business segment 2009 capital expenditures were $93 million compared to $99 million in 2008. RCN Metro segment 2009 capital expenditures were $34 million compared to $27 million in 2008.

Reported Results
Revenue was $190 million in the fourth quarter of 2009, compared to $188 million in the fourth quarter of 2008 and $192 million in the third quarter of 2009. Net loss was $4 million in the fourth quarter of 2009, compared to $13 million in the fourth quarter of 2008 and $6 million in the third quarter of 2009.
Michael T. Sicoli, Chief Financial Officer of RCN, stated, “For years, we have been positioning RCN to deliver strong free cash flow, and we are very proud to have generated approximately $1 per share in free cash flow during 2009. We will continue our efforts to grow free cash flow by focusing on revenue growth and margin expansion, while maintaining a stable level of capital expenditures.”
Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, Free Cash Flow and ARPC. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. Reconciliations to comparable GAAP measures as well as definitions begin on page 8. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
About RCN Corporation
RCN Corporation (NASDAQ: RCNI), www.rcn.com, is a competitive broadband services provider delivering all-digital and high-definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through its RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. (RCNI-Q)
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.
(Tables follow)

RCN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

Revenues	$190.3	$188.0	$763.8	$739.2
Costs and expenses:
Direct expenses	69.0	65.7	275.2	264.2
Selling, general and administrative (including stock-based compensation)	70.3	70.9	279.9	294.1
Exit costs and restructuring charges, net of recoveries	—	0.9	0.6	2.3
Depreciation and amortization	44.6	50.2	193.3	198.9

Operating income (loss)	6.4	0.3	14.8	(20.3)

Investment income	—	0.4	0.4	2.9
Interest expense	(10.0)	(13.8)	(42.3)	(53.3)
Other expense, net	—	—	(0.4)	—

Loss from operations before income taxes	(3.6)	(13.1)	(27.5)	(70.7)
Income tax expense	(0.3)	—	(1.1)	—

Net loss	$(3.9)	$(13.1)	$(28.6)	$(70.7)

RCN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(unaudited)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$71.8	$10.8
Short-term investments	15.1	52.9
Accounts receivable, net of allowance for doubtful accounts	65.7	63.6
Prepayments and other current assets	14.7	11.4

Total current assets	167.4	138.7

Property, plant and equipment, net of accumulated depreciation	654.7	718.0
Goodwill	15.5	15.5
Intangible assets, net of accumulated amortization	106.2	112.3
Long-term restricted investments	11.7	15.4
Deferred charges and other assets	15.1	16.8

Total assets	$970.5	$1,016.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25.7	$37.8
Advanced billings and customer deposits	33.9	34.2
Accrued expenses and other	56.5	53.8
Accrued employee compensation and related expenses	18.3	18.4
Accrued exit costs	2.1	2.7
Current portion of long-term debt and capital lease obligations	25.9	7.4

Total current liabilities	162.4	154.2
Long-term debt and capital lease obligations, net of current maturities	709.3	735.3
Other long-term liabilities	90.6	110.9

Total liabilities	962.3	1,000.4

Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share	0.4	0.4
Additional paid-in-capital	454.2	451.2
Treasury stock	(6.4)	(5.7)
Accumulated deficit	(403.0)	(374.4)
Accumulated other comprehensive loss	(37.0)	(55.0)

Total stockholders’ equity	8.1	16.4

Total liabilities and stockholders’ equity	$970.5	$1,016.8

RCN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(unaudited)

	Year ended December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(28.6)	$(70.7)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	193.3	198.9
Other	(11.8)	11.8

Net cash provided by operating activities	152.9	140.0

Cash flows from investing activities:
Additions to property, plant and equipment	(118.3)	(143.3)
Net proceeds from sale of discontinued operations and other assets	—	2.5
Decrease (increase) in short-term investments	37.8	(7.1)
Proceeds from sales of property, plant and equipment	1.0	1.9
Decrease in restricted investments	3.7	7.4

Net cash used in investing activities	(75.7)	(138.7)

Cash flows from financing activities:
Repayments of long-term debt, including debt premium and capital lease obligations	(7.4)	(7.3)
Payment of debt issuance costs	—	(0.1)
Proceeds from bank debt	—	5.0
Dividend payments	(0.8)	(1.6)
Proceeds from the exercise of stock options	—	0.4
Cost of common shares repurchased	(7.3)	(7.7)
Purchase of treasury stock	(0.7)	(1.0)

Net cash used in financing activities	(16.2)	(12.3)

Net increase (decrease) in cash and cash equivalents	61.0	(11.0)
Cash and cash equivalents at beginning of period	10.8	21.8

Cash and cash equivalents at end of period	$71.8	$10.8

OPERATING RESULTS
RESIDENTIAL / SMALL BUSINESS SEGMENT
(unaudited)

	Three months ended			Year ended December 31,
	December 31,	September 30,	December 31,
(dollars in millions)	2009	2009	2008	2009	2008

Video	$78.1	$78.6	$76.0	$311.9	$294.7
Data	34.3	34.7	36.0	140.8	142.7
Voice	25.8	27.3	27.8	107.8	114.4
Recip Comp/Other	3.1	3.4	3.2	13.6	16.2

Total Revenue	141.3	143.9	143.1	574.1	567.9

Direct expenses	51.2	49.5	49.2	206.3	199.4
Selling, general and administrative (1)	52.4	54.5	54.1	212.4	223.1

EBITDA	$37.7	$39.9	$39.8	$155.4	$145.4
EBITDA Margin	26.7%	27.8%	27.8%	27.1%	25.6%

Capital Expenditures	$32.6	$25.4	$25.3	$92.5	$99.2

Key Metrics
(customers & RGUs in thousands)

Video RGUs	364	367	366
Data RGUs	312	309	302
Voice RGUs	223	227	244

Total RGUs	899	903	911

Customers	429	430	428
Average Revenue Per Customer	$108	$111	$110
Digital Penetration	100%	94%	87%
OPERATING RESULTS
RCN METRO OPTICAL NETWORKS SEGMENT
(unaudited)

	Three months ended			Year ended December 31,
	December 31,	September 30,	December 31,
(dollars in millions)	2009	2009	2008	2009	2008

Transport Services	$37.4	$36.9	$34.6	$145.2	$131.4
Data and Internet Services	1.7	1.5	0.8	5.2	2.6
Colocation	3.1	2.9	3.0	11.8	12.1
Leased Services	5.1	5.1	5.1	20.4	19.7
Installation & Other	1.8	1.6	1.4	7.1	5.5

Total Revenue	49.0	48.0	44.9	189.7	171.3

Direct expenses	17.8	17.2	16.5	68.9	64.9
Selling, general and administrative (1)	14.2	14.3	15.1	57.3	57.6

EBITDA	$16.9	$16.5	$13.4	$63.5	$48.8
EBITDA Margin	34.6%	34.3%	29.8%	33.5%	28.5%

Capital Expenditures	$8.8	$8.8	$7.4	$34.3	$26.6

(1)	Excludes stock-based compensation expense

RCN Corporation
Non-GAAP Reconciliation
(1)
EBITDA is defined as net income (loss) plus income tax benefit (expense), other (expense) income net, (loss) gain on sale of assets, interest expense, investment income, depreciation and amortization, non-cash stock-based compensation expense and other special items including impairments, exit costs and other charges. EBITDA margin represents EBITDA divided by total revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA, as defined above, may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
	December 31,	September 30,	December 31,
(dollars in millions)	2009	2009	2008
Net loss	$(3.9)	$(5.7)	$(13.1)

Income tax expense	0.3	—	—
Interest expense	10.0	10.4	13.8
Investment income	—	—	(0.4)
Depreciation and amortization	44.6	49.4	50.2
Non-cash stock-based compensation expense	3.6	2.1	1.8
Exit costs & restructuring charges, net of recoveries	—	0.3	0.9

EBITDA	$54.6	$56.4	$53.2
EBITDA Margin	28.7%	29.4%	28.3%

	For the year ended
	December 31,	December 31,
(dollars in millions)	2009	2008
Net loss	$(28.6)	$(70.7)

Income tax expense	1.1	—
Other expense, net	0.4	—
Interest expense	42.3	53.3
Investment income	(0.4)	(2.9)
Depreciation and amortization	193.3	198.9
Non-cash stock-based compensation expense	10.2	13.3
Exit costs & restructuring charges, net of recoveries	0.6	2.3

EBITDA	$218.8	$194.3
EBITDA Margin	28.7%	26.3%

(2)
Segment EBITDA is defined as operating income before depreciation and amortization, non-cash stock-based compensation expense, exit costs and restructuring charges. This measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations, as well as non-cash stock-based compensation and other special items such as exit costs and other restructuring charges. We use this measure to evaluate our consolidated operating performance and the performance of our operating segments, and to allocate resources and capital. It is also a significant performance measure in our annual incentive compensation programs. We believe that this measure is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure may not be directly comparable to similar measures used by other companies. Because we use this metric to measure our segment profit or loss, we reconcile it to operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP. Segment EBITDA should not be considered as a substitute for operating income (loss), net income (loss), net cash provided by operating activities, or other measures of performance or liquidity we have reported in accordance with GAAP.

	RESIDENTIAL / SMALL BUSINESS SEGMENT
	For the three months ended			For the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in millions)	2009	2009	2008	2009	2008
Operating loss	$(0.7)	$(2.4)	$(4.2)	$(11.0)	$(34.1)
Exit costs and restructuring charges, net	—	0.3	0.8	0.7	1.6
Depreciation and amortization	35.6	40.5	41.9	158.0	167.5
Non-cash stock-based compensation expense	2.7	1.6	1.4	7.7	10.4

EBITDA	$37.7	$39.9	$39.8	$155.4	$145.4
EBITDA Margin	26.7%	27.8%	27.8%	27.1%	25.6%

	RCN METRO OPTICAL NETWORKS SEGMENT
	For the three months ended			For the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in millions)	2009	2009	2008	2009	2008
Operating income	$7.0	$7.1	$4.5	$25.8	$13.8
Exit costs and restructuring charges, net	—	—	0.1	(0.1)	0.7
Depreciation and amortization	9.0	8.9	8.3	35.2	31.4
Non-cash stock-based compensation expense	0.9	0.5	0.4	2.6	3.0

EBITDA	$16.9	$16.5	$13.4	$63.5	$48.8
EBITDA Margin	34.6%	34.3%	29.8%	33.5%	28.5%
(3)
Average monthly revenue per customer, or ARPC, is an industry metric that measures revenues, excluding commercial and other residential revenue (consisting of dial-up and reciprocal compensation) per period divided by the average number of customers during that period. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC as defined above may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
	December 31,	September 30,	December 31,
(dollars in millions)	2009	2009	2008
Total Revenues	$190.3	$191.9	$188.0
Less: Commercial Revenue	(49.0)	(48.0)	(44.9)
Less: Other Residential Revenue	(1.7)	(1.8)	(1.7)

Customer Revenues	139.6	142.1	141.4

ARPC	$108	$111	$110

(4)
Free cash flow is defined as net cash from operating activities, plus net cash from investing activities, activity in short-term investments and restricted investments, minus proceeds from discontinued operations. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and our ability to fund scheduled debt maturities and other financing activities. Free cash flow, as defined above, may not be comparable to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of cash flows.

	For the three months ended			For the year ended
	December 31,	September 30,	December 31,	December 31,
(dollars in millions)	2009	2009	2008	2009
Net cash provided by operating activities	$37.6	$49.0	$38.1	$152.9
Net cash provided by (used in) investing activities	0.3	(30.7)	(45.8)	(75.7)
(Decrease) increase in short-term investments	(30.7)	(7.2)	14.8	(37.8)
Decrease in restricted investments	—	—	—	(3.7)

Free Cash Flow	$7.1	$11.0	$7.2	$35.7
Contact:
RCN
Richard Ramlall
SVP Strategic External Affairs and Programming
(703) 434-8430
Lippert/Heilshorn & Associates
Carolyn Capaccio
(212) 838-3777
ccapaccio@lhai.com